Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form SB-2 - Amendment No. 4, of our report dated April 15, 2002, on our audit of the financial statements of Cedar Mountain Distributors, Inc. as of December 31, 2001 and 2000, and for the years then ended.

/s/ Sartain Fischbein & Co.

Sartain Fischbein & Co.
Tulsa, Oklahoma
May 3, 2002